UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 21, 2013

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 365-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders

The 2013 annual meeting of stockholders of Extra Space Storage Inc. (the “Company”) was held on May 21, 2013.  Set forth below is a brief description of each matter voted on at the meeting and the final voting results.

Proposal 1.                                The election of seven members of the Company’s board of directors for terms expiring at the 2014 annual meeting of stockholders and until their successors are duly elected and qualify.

	Votes For	Votes Withheld	Broker Non-Votes
Kenneth M. Woolley	94,873,527	664,395	5,956,583
Spencer F. Kirk	95,339,736	198,186	5,956,583
Anthony Fanticola	94,903,731	634,191	5,956,583
Hugh W. Horne	94,983,908	554,014	5,956,583
Joseph D. Margolis	94,668,587	869,335	5,956,583
Roger B. Porter	93,605,296	1,932,626	5,956,583
K. Fred Skousen	94,655,085	882,837	5,956,583

Proposal 2.                                The ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2013.

Votes For	Votes Against	Abstentions	Broker Non-Votes
100,734,375	688,216	71,914	0

Proposal 3.                                The approval, on an advisory basis, of the compensation of the named executive officers, as disclosed in the Company’s proxy statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
91,838,261	3,666,941	30,712	5,958,591

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date: May 28, 2013	By	/s/ Charles L. Allen
		Name:	Charles L. Allen
		Title:	Executive Vice President and Chief Legal Officer

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